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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)         January 4, 2007

                              HAROLD'S STORES, INC.
             (Exact name of registrant as specified in its charter)

          Oklahoma                       1-10892                73-1308796
(State or other jurisdiction           (Commission            (IRS Employer
     of incorporation)                 File Number)         Identification No.)

                 5919 Maple Avenue
                   Dallas, Texas                            75235
     (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code     (214) 366-0600


         (Former name or former address, if changed since last report.)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On January 4, 2007, RonHow LLC ("RonHow" or the "Lender"), which is owned by Ronald de Waal and W. Howard Lester, advanced to the Company an additional $2 million ("Second Advance") pursuant to the terms of the existing Subordinated Loan Agreement ("Loan Agreement") between the Company and RonHow dated August 31, 2006, bringing the total loan balance outstanding to $7 million (the "Loan"). The Loan is repayable in accordance with the original terms of the Loan Agreement at maturity on May 31, 2010 with interest payable monthly at the rate of 13.5% per year. The additional $2 million will be used for working capital. The Second Advance is convertible into Series 2006-B Preferred Stock at the option of the Lender at the rate of $1,000 of principal or accrued interest converted for each share of Series 2006-B Preferred Stock. Under the terms of the Loan Agreement, the Lender also has the option to advance an additional $3 million. There were no other changes in terms of the existing Loan Agreement. Unlike the initial $5 million loan on August 31, 2006, there were no warrants issued to the lender in connection with the Second Advance.

         The Series 2006-B Preferred Stock issuable upon conversion of the Second Advance will be convertible into shares of common stock at a price of $0.4055 per share, equal to the 20-day average closing price of the Company's common stock for the period ending immediately before closing of the Second Advance.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

         See Item 1.01 above.

ITEM 3.02     UNREGISTERED SALES OF EQUITY SECURITIES.

         As described above, on January 4, 2007, the Company granted to RonHow an option to convert the principal and accrued but unpaid interest under the Second Advance into shares of Series 2006-B Preferred Stock. The option was granted to RonHow in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Regulation D promulgated thereunder, among other available exemptions, because the securities were issued in a private transaction, RonHow is an accredited investor as described in Regulation D and RonHow purchased the securities for investment.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

         See the Index to Exhibits included with this Report for the exhibits filed as a part of this report.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     HAROLD'S STORES, INC.


Date:  Janaury 5, 2007               By: /s/ Jodi L. Taylor
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                                         Jodi L. Taylor, Chief Financial Officer



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                                INDEX TO EXHIBITS

10.1 Option Agreement dated January 4, 2007, by and between RonHow, LLC and Harold's Stores, Inc.




























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